CUSIP No. 640979100	13G	Page 6 of 6 Pages

Exhibit 1

AGREEMENT

Pursuant to Rule 13d-1-(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of stock of Neumora Therapeutics, Inc.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

Dated: February 13, 2024

*
Paul L Berns

* By:	/s/ Joshua Pinto
Joshua Pinto as
Attorney-in-Fact

*

This Agreement was executed by Joshua Pinto pursuant to Powers of Attorney filed as Exhibit 24 to the Form 3 relating to the beneficial ownership of shares of Neumora Therapeutics, Inc. by the Reporting Persons filed with the Securities and Exchange Commission on September 14, 2023 and incorporated herein in its entirety by reference.